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                                                                    EXHIBIT 21.1

                           DuraSwitch Industries, Inc.

                                  SUBSIDIARIES

                                 Jurisdiction of                  Name Under Which Subsidiary
Subsidiary                       Incorporation                    Does Business
----------                       -------------                    -------------
Aztec Industries, Inc.           Arizona                          DuraSwitch Industries, Inc.
Total Switch, Inc.               Arizona                          DuraSwitch Industries, Inc.